Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees

The MasTec, Inc. 401(k) Retirement Plan

Coral Gables

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Statement Numbers 333-139996 and 033-55327) of our report dated June 19, 2019, relating to the financial statements and supplemental schedules of The MasTec, Inc. 401(k) Retirement Plan, which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP	Certified Public Accountants
Miami, FL

June 19, 2019